Exhibit 10.7

WELLS FARGO BANK, NATIONAL

ASSOCIATION

550 South Tyron Street, 6th Floor

Charlotte, NC 28202

May 1, 2020

Pennsylvania Real Estate Investment Trust

2005 Market Street

Suite 1000

Philadelphia, PA 19103

Attention: Andrew Ioannou

Re:Extension of Delivery of First Quarter 2020 Compliance Certificate; WFB

Loan No.s 1011175–0 and 1009394

Ladies and Gentlemen:

Reference is hereby made to: (i) that certain Seven-Year Term Loan Agreement, dated as of January 8, 2014, as amended by the First Amendment to Seven-Year Term Loan Agreement, dated as of November 7, 2014, as further amended by the letter amendment, dated November 12, 2014, as further amended by the Third Amendment to Seven-Year Term Loan Agreement, dated as of June 26, 2015, as further amended by the Fourth Amendment to Seven-Year Term Loan Agreement, dated as of June 30, 2016, as further amended by the Fifth Amendment to Seven-Year Term Loan Agreement, dated as of June 5, 2018, and as further amended by the Sixth Amendment to Seven-Year Term Loan Agreement, dated as of March 30, 2020, by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (“PREIT”), PREIT-RUBIN, INC., a Pennsylvania corporation (“PREIT-RUBIN”), PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, a Pennsylvania business trust (collectively, the “Borrower”), each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “7-Year TL Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the 7-Year TL Lenders (in such capacity, and in its capacity as the Administrative Agent for the Revolver/TL Lenders (defined below), “Administrative Agent”) (as amended, the “7-Year Term Loan Agreement”); and (ii) that certain Amended and Restated Credit Agreement, dated as of May 24, 2018, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of March 30, 2020, by and among Borrower, each of the financial institutions a party thereto together with their assignees pursuant to Section 11.6(b) therein (collectively, the “Revolver/TL  Lenders”, and together with the 7-Year TL Lenders, collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for itself and the Revolver/TL Lenders (as amended, the “Revolver/TL Credit Agreement”, and together with the 7-Year Term Loan Agreement, each a “Credit Agreement” and collectively, the “Credit  Agreements”). Unless otherwise defined herein, each capitalized term used herein shall have the meaning given to such term in the Credit Agreements.

Pursuant to Section 7.1.(a)(iii) of each Credit Agreement, Borrower is required to deliver to Administrative Agent on or before May 15, 2020 a Compliance Certificate covering Parent’s fiscal quarter ending on March 30, 2020. Borrower has requested, and Administrative Agent and the Requisite Lenders have agreed, to extend the required delivery date of such Compliance Certificate required under each Credit Agreement to May 21, 2020.

This Amendment is entered into as an interim accommodation in order to permit a one-time extension of a Compliance Certificate, but is not intended to be (nor shall it be construed to be) the final written agreement with respect to the Discussions (as defined in the Pre-Negotiation Agreement dated as of April 10, 2020, by and among Parent, Borrower, each of the Guarantors, and Administrative Agent), which Pre Negotiation Agreement remains in full force and effect.

Nothing in this letter shall alter or affect any provision, condition, or covenant contained in any of the Loan Documents or Other Related Documents or affect or impair any rights, powers, or remedies of Administrative Agent. The provisions of the Loan Documents shall continue in full force and effect.

Sincerely,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:/s/ D. Bryan Gregory

Name:D. Bryan Gregory

Title:Managing Director